Exhibit 4.3

Execution Version

BERKELEY LIGHTS, INC.

FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

This Fifth Amended and Restated Investors’ Rights Agreement (this “Agreement”) is made and entered into as of March 28, 2018, by and among Berkeley Lights, Inc., a Delaware corporation (the “Company”) and the parties listed on Exhibit A attached hereto (the “Investors”).

RECITALS

A. Certain of the Investors have agreed to purchase from the Company, and the Company has agreed to sell to such Investors (“Series E Investors”), shares of the Company’s Series E Preferred Stock, $0.00005 par value per share (the “Series E Preferred Stock”) on the terms and conditions set forth in that certain Series E Preferred Stock Purchase Agreement dated of even date herewith by and among the Company and such Investors (as may be amended from time to time, the “Series E Agreement”).

B. It is a condition to the closing of the sale of the Series E Preferred Stock that the parties hereto execute and deliver this Agreement.

C. Certain of the Investors are also holders of outstanding shares of the Company’s Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock previously issued by the Company (the “Prior Investors”) and such Prior Investors have been granted certain rights under a Fourth Amended and Restated Investors’ Rights Agreement, dated as of October 27, 2016 (the “Prior Agreement”), and pursuant to Section 5.1 thereof, the Prior Agreement may be amended by the written consent of the Company and the holders of at least (i) 60% of the Registrable Securities then outstanding and held by the Major Investors and (ii) 60% of the shares of Common Stock issued or issuable upon conversion of the then outstanding shares of Preferred Stock held by the Investors (as such terms are defined in the Prior Agreement) (together, the “Requisite Consent”).

D. The Company, the undersigned Prior Investors holding the Requisite Consent and the Series E Investors desire to enter into this Agreement in order to amend and restate the rights and obligations of the Prior Investors under the Prior Agreement, pursuant to the terms thereof, and to grant the Prior Investors and the Series E Investors the rights set forth in this Agreement, subject to the obligations set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Investors and the Company hereby agree to enter into this Agreement to amend, restate and replace their rights and obligations under the Prior Agreement with the rights and obligations set forth in this Agreement.

1. DEFINITIONS. For purposes of this Agreement:

“Affiliate” means, with respect to any specified Person, any other Person who or which, directly or indirectly, controls, is controlled by, or is under common control with such Person including without limitation any general partner, managing partner, managing member, officer, director or trustee of such Person, or any venture capital fund or registered investment company now or hereafter existing that is controlled by one or more general partners, managing members or investment adviser of, or shares the same management company or investment adviser with, such Person. For purposes of this definition, the terms “controlling,” “controlled by,” or “under common control with” shall mean the possession, directly or indirectly, of (a) the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise or (b) the power to elect or appoint at least fifty percent (50%) of the directors, managers, general partners, or persons exercising similar authority with respect to such Person.

“Automatic Shelf Registration Statement” shall have the meaning given to that term in SEC Rule 405.

“Board” means the Board of Directors of the Company.

“business day” means a weekday on which banks are open for general banking business in New York, New York.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means shares of the Company’s common stock, par value $0.00005.

“Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, and any free-writing prospectus and any issuer information (as defined in Rule 433 of the Securities Act) filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any other document incident to such registration prepared by or on behalf of the Company or used or referred to by the Company; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

“Deemed Liquidation Event” has the meaning set forth for such term in the Restated Certificate, whether or not the holders of outstanding shares of Preferred Stock elect otherwise by written notice sent to the Company as provided in such definition.

“Demand Notice” means notice sent by the Company to the Holders specifying that a demand registration has been requested as provided in Section 3.1.1.

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“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Excluded Registration” means (a) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to an equity incentive, stock option, stock purchase, or similar plan; (b) a registration relating to an SEC Rule 145 transaction; (c) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (d) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

“Free Writing Prospectus” means a free-writing prospectus, as defined in Rule 405.

“GAAP” means generally accepted accounting principles in the United States.

“Holder” means any holder of Registrable Securities who is a party to this Agreement.

“Immediate Family Member” means, with respect to any Person, such Person’s spouse or Spousal Equivalent, the lineal descendant or antecedent, brother or sister, of such Person or such Person’s spouse or Spousal Equivalent, or the spouse or Spousal Equivalent, of any lineal descendant or antecedent, brother or sister of such Person, or such Person’s spouse or Spousal Equivalent, whether or not any of the above are adopted.

“Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

“IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

“Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 1,000,000 shares of Registrable Securities.

“New Securities” shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that the term “New Securities” does not include the Exempted Securities as defined in the Restated Certificate and shares of Series E Preferred Stock issued pursuant to the Series E Agreement, as amended from time to time, subsequent to the date hereof.

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“Notice” shall have the meaning set forth in Section 4.2.

“Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

“Preferred Stock” means shares of the Company’s Series A Preferred Stock, Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock.

“Pro Rata Share” means, for each Major Investor, the ratio of (a) the number of shares of the Company’s Common Stock issued or issuable upon conversion of the Shares owned by such Major Investor, to (b) a number of shares of Common Stock of the Company equal to the sum of (1) the total number of shares of Common Stock of the Company then outstanding plus (2) the total number of shares of Common Stock of the Company into which all then outstanding shares of Preferred Stock of the Company are then convertible plus (3) the number of shares of Common Stock of the Company reserved for issuance under any stock purchase and stock option plans of the Company and outstanding warrants.

“Registrable Securities” means (a) the Common Stock issuable or issued upon conversion of Shares; and (b) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (a); excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Section 5.7, and excluding for purposes of Section 3 any shares for which registration rights have terminated pursuant to Section 5.14 of this Agreement. Notwithstanding the foregoing, the Company shall in no event be obligated to register any Preferred Stock of the Company, and Holders of Registrable Securities will not be required to convert their Preferred Stock into Common Stock in order to exercise the registration rights granted hereunder, until immediately before the closing of the offering to which the registration relates.

“Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

“Restated Certificate” means the Company’s Restated Certificate of Incorporation (as may be amended from time to time).

“Restricted Securities” means the securities of the Company required to bear the legend set forth in Section 3.12 hereof.

“SEC” means the Securities and Exchange Commission.

“SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

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“SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

“SEC Rule 405” means Rule 405 promulgated by the SEC under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities.

“Selling Holder Counsel” means one counsel for the selling Holders.

“Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.00005.

“Series A-1 Preferred Stock” means shares of the Company’s Series A-1 Preferred Stock, par value $0.00005.

“Series A-2 Preferred Stock” means shares of the Company’s Series A-2 Preferred Stock, par value $0.00005.

“Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.00005.

“Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.00005.

“Series D Preferred Stock” means shares of the Company’s Series D Preferred Stock, par value $0.00005.

“Shares” means the shares of Company’s Preferred Stock, held from time to time by the Investors listed on Exhibit A hereto and their permitted assigns.

“Spousal Equivalent” means an individual who is registered with any state governmental entity as a domestic partner of the relevant person to whom such individual may be a Spousal Equivalent (a “Registered Domestic Partner”) or who (a) irrespective of whether or not the relevant person to whom such individual may be a Spousal Equivalent and the Spousal Equivalent are the same sex, they are the sole spousal equivalent of the other for the last twelve (12) months, (b) they intend to remain so indefinitely, (c) neither are married to anyone else nor a Registered Domestic Partner with anyone else, (d) both are at least 18 years of age and mentally competent to consent to contract, (e) they are not related by blood to a degree of closeness that which would prohibit legal marriage in the state in which they legally reside, (f) they are jointly responsible for each other’s common welfare and financial obligations, and (g) they reside together in the same residence for the last twelve (12) months and intend to do so indefinitely.

“Standoff Period” means the period commencing on the date of the final prospectus relating to the IPO and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days or such longer period as may be required under applicable law).

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2. COVENANTS OF THE COMPANY.

2.1. Information Rights.

2.1.1. Basic Financial Information. The Company will furnish to each Major Investor: (i) monthly unaudited financial statements for each fiscal month of the Company, including an unaudited balance sheet as of the end of such fiscal month, an unaudited statement of operations and an unaudited statement of cash flows of the Company for such month, promptly upon request by such Major Investor, (ii) quarterly unaudited financial statements for each fiscal quarter of the Company (except the last quarter of the Company’s fiscal year), including an unaudited balance sheet as of the end of such fiscal quarter, an unaudited statement of operations and an unaudited statement of cash flows of the Company for such quarter, all prepared in accordance with GAAP, promptly and no later than thirty days after the end of the relevant quarter for which financial statements are required to be submitted pursuant to this Section 2.1.1, (iii) annual unaudited financial statements for each fiscal year of the Company, including an unaudited balance sheet as of the end of such fiscal year, an unaudited statement of operations and an unaudited statement of cash flows of the Company for such year, all prepared in accordance with GAAP, promptly and no later than thirty days after the end of the relevant year for which financial statements are required to be submitted pursuant to this Section 2.1.1; provided, however, that upon approval of the Board such annual financial statements shall be audited and certified by independent public accountants of nationally recognized standing selected by the Company; provided, further, that each of the financial statements provided pursuant to clauses (i), (ii) and (iii) above (x) may be subject to changes resulting from normal year-end audit adjustments, (y) may not contain all notes thereto required in accordance with GAAP and (z) shall be accompanied with a comparison against the previously Board-approved operating plan for such time period. If the Company has audited records of any of the foregoing, it shall provide those in lieu of the unaudited versions.

2.1.2. Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Section 2 unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 2.1.2 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any existing Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor in the ordinary course of business, but only if such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information; or (iii) as may otherwise be required by law if the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

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2.1.3. Inspection Rights. The Company shall permit each Major Investor to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by such Investor.

2.1.4. Suspension or Termination. Notwithstanding anything in this Section 2 to the contrary but subject to Section 5.14, the Company may cease providing the information set forth in this Section 2 for a limited period not to exceed ninety (90) days prior to the filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Section 2 shall be reinstated at such time as the Company is no longer actively employing its reasonable efforts to cause such registration statement to become effective.

2.2. Employee Agreements. The Company will cause each person now or hereafter employed or engaged by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) to enter into a form proprietary information and inventions agreement providing (i) he, she or it is an at-will employee or a consultant of the Company, as the case may be, (ii) he, she or it will maintain all Company proprietary information in confidence, (iii) he, she or it will assign all inventions created by him as an employee or consultant during his employment or service to the Company, and (iv) he, she or it will not disclose any information related to the Company’s work force and will not solicit any employees or consultant from the Company for a period of time of twelve months, beginning on the last day of on which such individual provided services to the Company.

2.3. Employee Vesting. Unless otherwise approved by the Board, all employees, directors, consultants and other service providers of the Company or its subsidiaries who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service (or the date of grant in the case of a grant to an existing employee or consultant), and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months. In addition, unless otherwise approved by the Board, the Company shall retain the right to repurchase unvested shares at cost upon termination of employment of a holder of restricted stock.

2.4. Insurance. The Company shall use its commercially reasonable efforts to cause its Directors and Officers liability insurance policies to be maintained until such time as the Board determines that such insurance should be discontinued.

2.5. Board Matters. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors.

2.6. Green Dot. The Company shall not enter into any banking or nonbanking transaction with Green Dot Corporation or any of its subsidiaries (Next Estate Communications and Bonneville Bancorp) without the prior written consent of Sequoia Capital U.S. Growth Fund VI, L.P., or its Affiliates.

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2.7. FCPA Matters. The Company represents that it shall not — and shall not permit any of its subsidiaries or Affiliates or any of its or their respective directors, officers, managers, employees, independent contractors, representatives or agents to — promise, authorize or make any payment to, or otherwise contribute any item of value, directly or indirectly, to any third party, including any Non-U.S. Official, in each case, in violation of the FCPA, the Bribery Act 2010 (“U.K. Bribery Act”), or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall — and shall cause each of its Subsidiaries and Affiliates to — cease all of its or their respective activities, as well as remediate any actions taken by the Company, its Subsidiaries or Affiliates, or any of their respective directors, officers, managers, employees, independent contractors, representatives or agents in violation of the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law. The Company further represents that it shall — and shall cause each of its subsidiaries and Affiliates to — maintain systems of internal controls (including, but not limited to, accounting systems, purchasing systems and billing systems) to ensure compliance with the FCPA, the U.K. Bribery Act, or any other applicable anti-bribery or anti-corruption law.

2.8. Investor Provisions. Each party hereto hereby agrees, for the benefit of Nikon Corporation or one of its controlled entities (together, “Nikon”), that such party shall hold, and shall use its reasonable best efforts to cause its representatives to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of applicable law or permitted to disclose with Nikon’s prior written consent, all confidential documents and information concerning Nikon and its Affiliates and the transactions contemplated by the Series E Agreement, including the identity of Nikon and the existence and terms of each of the Transaction Agreements (as defined in the Series E Agreement), except to the extent that such information is (a) in the public domain through no fault of such party and its Affiliates, in each case not in violation of this Agreement or another contractual or fiduciary obligation, (b) later lawfully acquired by such party from sources other than those related to the Transaction Agreements and not subject to a confidentiality obligation in respect of such information, or (c) was already known by such party, without confidentiality restrictions, at the time of disclosure, as shown by such party’s files and records immediately prior to the time of disclosure. Furthermore, the Company and the Investors hereby acknowledge that Nikon may be engaged in, or invested in, businesses that could be perceived to be directly or indirectly competitive with the Company’s current or future operations and commercial relationships. Nikon shall not be liable to the Company or any other Investors for any claim arising out of, or based upon, (i) any and all of Nikon’s commercial actions which could be perceived to be, or potentially are, directly or indirectly competitive to the Company’s current or future commercial relationships, (ii) any and all collaborations, partnerships, or investments by Nikon with any entity which could be perceived to be, or potentially are, directly or competitive to the Company, or (iii) any and all actions taken by any officer or other representative of Nikon to assist any such actions under (i) or (ii); provided, however, that nothing herein shall relieve (x) Nikon from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

2.9. Right to Conduct Activities. The Company and the Investors hereby acknowledge that each of Black Diamond Ventures XXII, LLC and its Affiliates (“BDV”), Paxion Capital, L.P. (“Paxion”), Sequoia Capital, L.P. and its Affiliates (“Sequoia”) and Walden Riverwood Ventures,

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L.P. and its Affiliates (“Walden”) is a professional investment fund, and as such invests in numerous portfolio companies, some of which may be deemed competitive with the Company’s business. None of BDV, Paxion, Sequoia or Walden shall be liable to the Company for any claim arising out of, or based upon, (i) the investment by BDV, Paxion, Sequoia or Walden, as applicable, in any entity competitive to the Company, or (ii) actions taken by any partner, officer or other representative of BDV, Paxion, Sequoia or Walden, as applicable, to assist any such competitive company, whether or not such action was taken as a board member of such competitive company or otherwise; provided, however, that nothing herein shall relieve (x) BDV, Paxion, Sequoia or Walden or any other party from liability associated with the unauthorized disclosure of the Company’s confidential information obtained pursuant to this Agreement, or (y) any director or officer of the Company from any liability associated with his or her fiduciary duties to the Company.

3. REGISTRATION RIGHTS.

3.1. Demand Registration.

3.1.1. Form S-1 Demand. If at any time after the earlier of (a) six (6) years after the date of this Agreement or (b) one hundred eighty (180) days after the effective date of the registration statement for the Company’s IPO, the Company receives a request from Holders of a majority of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to any Registrable Securities then outstanding (and the Registrable Securities subject to such request have an anticipated aggregate offering price of at least $25,000,000), then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) use its reasonable best efforts to as soon as practicable, and in any event within ninety (90) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days after the date the Demand Notice is given, and in each case, subject to the limitations of Section 3.1.3 and Section 3.2.

3.1.2. Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from any Holder of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price of at least $5,000,000, then the Company shall (a) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (b) use reasonable best efforts to as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Section 3.1.2 and Section 3.3.

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3.1.3. Delay. Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Section 3 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Board it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (a) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (b) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (c) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that (i) the Company may not invoke this right more than once in any twelve (12) month period and (ii) the Company shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period other than an Excluded Registration.

3.1.4. Limitations.

(a). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 3.1.1: (i) during the period that is ninety (90) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected two (2) registrations pursuant to Section 3.1.1; or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 3.1.1.

(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Section 3.1.2: (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if, with respect to request from the Holders pursuant to Section 3.1.2(a) the Company has effected two (2) registrations pursuant to Section 3.1.2 within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Section 3.1.4 until such time as the applicable registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one registration on Form S-1 or S-3, as applicable, pursuant to Section 3.5, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Section 3.1.4; provided, that if such withdrawal is during a period the Company has deferred taking action pursuant to Subsection 3.1.3, then the Initiating Holders may withdraw their request for registration and such registration will not be counted as “effected” for purposes of this Subsection 3.1.4.

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3.2. Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Section 3.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 3.6.

3.3. Underwriting Requirements.

3.3.1. Inclusion. If, pursuant to Section 3.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Section 3.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company, subject only to the reasonable approval of the holders of at least 60% of Registrable Securities held by the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 3.4.5) enter into an underwriting agreement with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Section 3.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned or held by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities owned or held by the Holders to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares.

3.3.2. Underwriter Cutback. In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 3.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the

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Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable) to the number of Registrable Securities owned or held by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest one hundred (100) shares. Notwithstanding the foregoing, in no event shall (a) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, (b) the number of Registrable Securities included in the offering be reduced below 25% of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded entirely if the underwriters make the determination described above and no other stockholder’s securities are included in such offering or (c) notwithstanding clause (b) above, any Registrable Securities held by the Investors be excluded from such underwriting unless all Key Holder Registrable Securities are first excluded from such offering. For purposes of the provision in this Section 3.3.2 concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned or held by all Persons included in such “selling Holder,” as defined in this sentence.

3.3.3. Registration Not Effected. For purposes of Section 3.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Section 3.3.1, fewer than twenty-five percent (25%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

3.4. Obligations of the Company. Whenever required under this Section 3 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

3.4.1. prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective as promptly as practicable, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such 120-day period shall be extended for up to sixty (60) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

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3.4.2. prepare and file with the SEC such amendments and supplements to such registration statement, the prospectus and, if required, any Free Writing Prospectus used in connection with such registration statement as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

3.4.3. furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus and any Free Writing Prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

3.4.4. use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

3.4.5. in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

3.4.6. use its reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

3.4.7. provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

3.4.8. promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

3.4.9. notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus or Free Writing Prospectus forming a part of such registration statement has been filed;

3.4.10. after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus or Free Writing Prospectus;

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3.4.11. use its commercially reasonable efforts to obtain for the underwriters one or more “cold comfort” letters, dated the effective date of the related registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by “cold comfort” letters;

3.4.12. use its commercially reasonable efforts to obtain for the underwriters on the date such securities are delivered to the underwriters for sale pursuant to such registration a legal opinion of the Company’s outside counsel with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature;

3.4.13. to the extent the Company is a well-known seasoned issuer (as defined in SEC Rule 405 at the time any request for registration is submitted to the Company in accordance with Section 3.1, if so requested, file an Automatic Shelf Registration Statement to effect such registration; and

3.4.14. if at any time when the Company is required to re-evaluate its well-known seasoned issuer status for purposes of an outstanding Automatic Shelf Registration Statement used to effect a request for registration in accordance with Section 3.1.2 the Company determines that it is not a well-known seasoned issuer and (i) the registration statement is required to be kept effective in accordance with this Agreement and (ii) the registration rights of the applicable Holders have not terminated, use commercially reasonable efforts to promptly amend the registration statement on a form the Company is then eligible to use or file a new registration statement on such form, and keep such registration statement effective in accordance with the requirements otherwise applicable under this Agreement.

3.5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 3 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

3.6. Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 3, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements of one Selling Holder Counsel, not to exceed $30,000 per transaction, shall be borne and paid by the Company; provided, however, that (a) the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 3.1 if the registration request is subsequently withdrawn at the request of the Holders of at least 60% of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of at least 60% of the Registrable Securities agree to forfeit their right to one registration pursuant to Section 3.1.1 or Section 3.1.2, as the case may be, and (b) if, at the time of such withdrawal, the Holders

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shall have learned of a material adverse change in the condition, business, or prospects of the Company not known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information, then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Section 3.1.1 or Section 3.1.2. All Selling Expenses relating to Registrable Securities registered pursuant to this Section 3 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

3.7. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 3.

3.8. Indemnification. If any Registrable Securities are included in a registration statement under this Section 3:

3.8.1. Company Indemnification. To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel and accountants for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 3.8.1 shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, conditioned, or delayed nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

3.8.2. Selling Holder Indemnification. To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that (a) the indemnity agreement contained in this Section 3.8.1 shall not apply to amounts paid in settlement of any

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such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld, conditioned or delayed, and (b) that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Sections 3.8.2 and 3.8.4 exceed the net proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of each Holder, in the event of fraud or willful misconduct solely by such Holder.

3.8.3. Procedures. Promptly after receipt by an indemnified party under this Section 3.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 3.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 3.8, solely to the extent that such failure prejudices the indemnifying party’s ability to defend such action.

3.8.4. Contribution. To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (a) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 3.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 3.8 provides for indemnification in such case, or (b) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 3.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that:

(a). in any such case, (A) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by

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such Holder pursuant to such registration statement, and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and

(b). in no event shall a Holder’s liability pursuant to this Section 3.8.4, when combined with the amounts paid or payable by such Holder pursuant to Section 3.8.2, exceed the proceeds from the offering received by such Holder (net of any Selling Expenses) paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

3.8.5. Underwriting Agreement Controls. Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

3.8.6. Survival. Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Section 3.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 3, and otherwise shall survive the termination of this Agreement.

3.9. Reports under the Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

3.9.1. use commercially reasonable efforts to make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

3.9.2. use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

3.9.3. furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

3.10. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least

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60% of the Registrable Securities then outstanding enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder to include such securities in any registration if such agreement (a) would allow such holder or prospective holder to include a portion of its securities in any “piggyback” registration if such inclusion could reduce the number of Registrable Securities that selling Holders could be entitled to include in such registration under Sections 3.2 and 3.3.2 hereof or (b) would allow such holder or prospective holder to initiate a demand for registration of any of its securities at a time earlier than the Holders of Registrable Securities can demand registration under Section 3.1 hereof.

3.11. “Market Stand-off” Agreement. Each Holder hereby agrees that, during the Standoff Period, such Holder will not, without the prior written consent of the Company or the managing underwriter,

3.11.1. lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock, held immediately before the effective date of the registration statement for such offering; or

3.11.2. enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.

The foregoing provisions of this Section 3.11 shall apply only to the IPO and shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers, directors, and stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) are similarly bound. For purposes of this Section 3.11, the term “Company” shall include any wholly-owned subsidiary of the Company into which the Company merges or consolidates. Subject to customary shareholding thresholds and exceptions, any discretionary waiver or termination of the restrictions of any or all such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section 3.11 and to impose stop transfer instructions with respect to such shares until the end of such period. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 3.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 3.11 or that are necessary to give further effect thereto.

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3.12. Restrictions on Transfer.

3.12.1. Agreement Binding. The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement.

3.12.2. Legends. Each certificate or instrument representing (a) the Preferred Stock, (b) the Registrable Securities, and (c) any other securities issued in respect of the securities referenced in clauses (a) and (b), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Section 3.12.3) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Section 3.12.

3.12.3. Procedure. The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 3. Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (a) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the

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Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (b) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (c) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (i) in any transaction in compliance with SEC Rule 144 or (ii) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided, that each transferee agrees in writing to be subject to the terms of this Section 3.12. Each certificate or instrument evidencing the Restricted Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144, the appropriate restrictive legend set forth in Section 3.12.2, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act. Until the IPO, no Holder shall transfer any Restricted Securities to any person or entity that is determined to be a competitor of the Company, in the good faith judgment of the Board.

4. PARTICIPATION RIGHT.

4.1. General. Each Major Investor has the right of first refusal to purchase such Major Investor’s Pro Rata Share of all (or any part) of any New Securities that the Company may from time to time issue after the date of this Agreement, provided, however, such Major Investor shall have no right to purchase any such New Securities if such Major Investor cannot demonstrate to the Company’s reasonable satisfaction that such Major Investor is at the time of the proposed issuance of such New Securities an “accredited investor” as such term is defined in Regulation D under the Securities Act.

4.2. Procedures. In the event that the Company proposes to undertake an issuance of New Securities, it shall give to each Major Investor a written notice of its intention to issue New Securities (the “Notice”), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue such New Securities given in accordance with Section 6.2. Each Major Investor shall have ten (10) days from the date such Notice is effective, as determined pursuant to Section 6.2 based upon the manner or method of notice, to agree in writing to purchase such Major Investor’s Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice (an “Investor Notice”) to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Major Investor’s Pro Rata Share, except as set forth in the following sentence). In addition, each Major Investor that elects to purchase or acquire all of its Pro Rata Share of such New Securities (each, a “Fully Exercising Investor”) may, in the Investor Notice, elect to purchase or acquire, in addition to its Pro Rata Share, a portion of the New Securities, if any, for which other Major Investors were entitled to subscribe but that are not subscribed for by such Major Investors. The amount of such overallotment that each Fully Exercising Investor shall be entitled to purchase is equal to the proportion that the number of shares of the Common Stock

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issued or issuable upon conversion of the Shares owned by such Fully Exercising Investor bears to the Common Stock issued or issuable upon conversion of the Shares owned by all Fully Exercising Investors who wish to purchase such unsubscribed shares. A Major Investor’s election may be conditioned on the consummation of the transaction described in the Notice.

4.3. Failure to Exercise. In the event that the Major Investors fail to exercise in full the right of first refusal within such ten (10) day period, then the Company shall have sixty (60) days thereafter to sell the New Securities with respect to which the Major Investors’ rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company’s Notice to the Major Investors. In the event that the Company has not issued and sold the New Securities within such sixty (60) day period, then the Company shall not thereafter issue or sell any New Securities without again first offering such New Securities to the Major Investors pursuant to this Section 4.

4.4. Alternate Procedure. Notwithstanding any provision hereof to the contrary, in lieu of complying with the provisions of Sections 4.1 and 4.2, the Company may elect to give notice to the Major Investors within thirty (30) days after the issuance of New Securities. Such notice shall describe the type, price, and terms of the New Securities, and the identities of the Persons to whom the New Securities were sold. Each Major Investor shall have twenty (20) days after the date the Company’s notice is given to elect, by giving notice to the Company, to purchase up to the number of New Securities that such Major Investor would otherwise have the right to purchase pursuant to Section 4.2 above had the Company complied with the provisions of Sections 4.1 and 4.2 in connection with the issuance of such New Securities under the terms and conditions set forth in the Company’s notice pursuant to this Section 4.4. Any Major Investor electing to purchase such New Securities shall also have rights of oversubscription to purchase New Securities that were purchasable by other Major Investors pursuant to the foregoing sentence but were not so purchased, and such rights of oversubscription shall be apportioned in a manner consistent with the apportionment among Fully Exercising Investors described in Section 4.2. The closing of such sale shall occur within sixty (60) days of the date notice is given to the Major Investors.

5. GENERAL PROVISIONS.

5.1. Amendment and Waiver of Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and (a) with respect to Section 2 and 4 and any other provision of this Agreement to the extent such provision pertains to Sections 2 or 4, the holders of at least 60% of the Registrable Securities then outstanding and held by the Major Investors or (b) with respect to any other provision of this Agreement, the holders of at least 60% of the shares of Common Stock issued or issuable upon conversion of the then outstanding shares of Preferred Stock held by the Investors (voting as a single class and on an as-converted basis); provided that (i) the Company may in its sole discretion waive compliance with Section 3.12.3 (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Section 3.12.3 shall be deemed to be a waiver); (ii) any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party; (iii) the Company may, without the consent or approval of any other party hereto, cause additional persons who purchase shares of Series E Preferred Stock after the date hereof pursuant to the Series E Agreement to become party to this Agreement as Investors and amend Exhibit A hereto accordingly; and (iv) that if an amendment

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or waiver alters or changes the rights or obligations of an Investor under this Agreement so as to affect such Investor adversely, but does not so affect all Investors as a group, then such amendment or waiver shall not be binding on the adversely-affected Investor without its separate written consent. Any amendment or waiver effected in accordance with this Section 5.1 shall be binding upon each Investor, each Holder, each permitted successor or assignee of such Investor or Holder and the Company. Notwithstanding the foregoing, Section 4 may not be amended, modified or terminated and the observance of any term thereof may not be waived with respect to any Major Investor without the written consent of such Major Investor, unless such amendment or waiver applies to all Major Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Major Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Major Investors may nonetheless, by agreement with the Company, purchase securities in such transaction); provided, that notwithstanding any waiver of the observance of any term of Section 4, in the event that (x) the provisions of Section 4 are waived by the Major Investors in accordance with this Section 5.1 in respect of a particular transaction, and (y) one or more Major Investors purchase securities in such transaction (the amount of such securities available to be purchased by any Major Investors, the “Post-Waiver MI Securities” and such participating Major Investors the “Post-Waiver Major Investors”), then each other Major Investor shall have the right to purchase all (or any part) of such Major Investor’s Pro Rata Share of the Post-Waiver MI Securities, in accordance with and subject to the provisions of Section 4 (including without limitation the notice and election periods set forth therein) as if such Post-Waiver MI Securities were “New Securities” under Section 4, or, if greater, such number of Post-Waiver MI Securities as represents the same proportion of such Major Investor’s Pro Rata Share as the greatest proportion of Post-Waiver MI Securities being purchased by the Post-Waiver Major Investor represents of such Post-Waiver Major Investor’s Pro Rata Share. By way of example only, if a Post-Waiver Major Investor is purchasing 50% of its Pro Rata Share, then each other Major Investor shall have the right to purchase at least 50% of such Major Investor’s Pro Rata Share. If there are insufficient Post-Waiver MI Securities available, then each Major Investor shall be allocated Post-Waiver MI Securities based upon its relative Pro Rata Share (as measured against all other Major Investors purchasing Post-Waiver MI Securities).

5.2. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified, (b) when sent, if sent by facsimile or electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or Exhibit A or Exhibit B hereto, or to such address or facsimile number as subsequently modified by written notice given in accordance with this Section 5.2. If notice is given to the Company, it shall be sent to5858 Horton Street, Suite 320, Emeryville, CA 94608, Attention: Chief Executive Officer; and a copy (which shall not constitute notice) shall also be sent to Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025 Attn: Brian J. Cuneo.

22

Subject to the limitations set forth in Delaware General Corporation Law §232(e), each Investor consents to the delivery of any notice to stockholders given by the Company under the Delaware General Corporation Law or the Company’s certificate of incorporation or bylaws by (i) facsimile telecommunication to the facsimile number set forth in the exhibit to this Agreement (or to any other facsimile number for such Investor in the Company’s records), or (ii) electronic mail to the electronic mail address set forth in the exhibit to this Agreement (or to any other electronic mail address for the Investor in the Company’s records). This consent may be revoked by an Investor by written notice to the Company and may be deemed revoked in the circumstances specified in Delaware General Corporation Law §232.

5.3. Entire Agreement. This Agreement and the documents referred to herein, together with all the Exhibits hereto, constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede any and all prior understandings and agreements, including but not limited to the Prior Agreement, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

5.4. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

5.5. Severability The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

5.6. Third Parties. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

5.7. Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (a) is an Affiliate, partner, member, limited partner, retired or former partner, retired or former member, or stockholder of a Holder or such Holder’s Affiliate; (b) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; (c) after such transfer, holds at least one percent (1%) of the shares of Registrable Securities (or if the transferring Holder owns less than one percent (1%) of the Registrable Securities, then all Registrable Securities held by the transferring Holder); or (d) is a venture capital fund that is controlled by or under common control with one or more general partners or managing partners or managing members of, or shares the same management company with, the Holder; provided, however, that (i) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (ii) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (A) that is an Affiliate, limited partner, retired or former partner, member, retired or former member, or stockholder of a Holder or such Holder’s Affiliate; (B) who is a Holder’s Immediate Family Member; or (C) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder. The terms and conditions of this Agreement inure to the

23

benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

5.8. Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

5.9. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

5.10. Costs and Attorneys’ Fees. In the event that any action, suit or other proceeding is instituted concerning or arising out of this Agreement or any transaction contemplated hereunder, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each such action, suit or other proceeding, including any and all appeals or petitions therefrom.

5.11. Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

5.12. Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

5.13. Facsimile Signatures. This Agreement may be executed and delivered by facsimile or electronically and upon such delivery the facsimile or PDF signature will be deemed to have the same effect as if the original signature had been delivered to the other party. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

5.14. Termination.

5.14.1. Generally. Except as set forth below, the rights, duties and obligations in the Agreement (other than Section 2.1.2, which shall survive indefinitely) shall terminate upon the earliest to occur of (a) immediately prior to the closing of the IPO, (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (c) a Deemed Liquidation Event.

5.14.2. Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Section 3.1.1 or 3.1.2 shall

24

terminate upon the earliest to occur of: (a) when such Holder holds less than one percent (1%) of the Company’s outstanding Common Stock and all such Holder’s Registrable Securities (together with the Registrable Securities held by any Affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) could be sold without any restriction on volume or manner of sale in any three-month period under SEC Rule 144 or any successor; (b) upon a Deemed Liquidation Event; or (c) the fifth (5th) anniversary of the IPO.

5.15. Dispute Resolution. Each party (a) hereby irrevocably and unconditionally submits to the jurisdiction of the federal or state courts located in the Northern District of California for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement or the Transaction Agreements (as defined in the Series B Agreement), (b) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement or the Transaction Agreements except in the federal or state courts located in the Northern District of California, and (c) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement, the Transaction Agreements or the subject matter hereof and thereof may not be enforced in or by such court.

5.16. Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

5.17. Additional Investors. If the Company issues additional shares of Series E Preferred Stock after the date hereof, as a condition to the issuance of such shares the Company shall require that any purchaser of any shares of Series E Preferred Stock become a party to this Agreement by executing and delivering a counterpart signature page hereto agreeing to be bound by and subject to the terms of this Agreement as an Investor hereunder. Each such person thereafter shall be deemed an Investor for all purposes under this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

25

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

COMPANY:

BERKELEY LIGHTS, INC.

By:	/s/ Eric Hobbs
Name:	Eric Hobbs
Title:	Chief Executive Officer

IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amended and Restated Investors’ Rights Agreement as of the date and year first written above.

INVESTOR:

NIKON CORPORATION

By:	/s/ Masato Hamatani
Name:	Masato Hamatani
Title:	General Manager, Healthcare Business Unit

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

INVESTOR:

THE KHANDROS-BLOCH REVOCABLE

TRUST U/A/D 1/24/1997

By:	/s/ Igor Khandros
Name:	Igor Khandros
Title:	Trustee

THE KHANDROS 1997 TRUST I

By:	/s/ Igor Khandros
Name:	Igor Khandros
Title:	Trustee

THE KHANDROS 1997 TRUST II

By:	/s/ Igor Khandros
Name:	Igor Khandros
Title:	Trustee

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

INVESTOR:

SEQUOIA CAPITAL U.S. VENTURE FUND XV, L.P.

SEQUOIA CAPITAL U.S. VENTURE XV PRINCIPALS FUND, L.P.

SEQUOIA CAPITAL U.S. VENTURE PARTNERS FUND XV, L.P.

SEQUOIA CAPITAL U.S. VENTURE PARTNERS FUND XV (Q), L.P..,

all Cayman Islands exempted limited partnerships

By:	SC U.S. VENTURE XV MANAGEMENT L.P.
a Cayman Islands exempted limited partnership, General Partner of Each

By:	SC US (TTGP), LTD.,
a Cayman Islands exempted company, its General Partner

By:	/s/ Michael Moritz
Name:	Michael Moritz
Title:	Authorized Signatory

SEQUOIA CAPITAL U.S. GROWTH FUND VI, L.P.

SEQUOIA CAPITAL U.S. GROWTH VI PRINCIPALS FUND, L.P.

All Cayman Islands exempted limited partnerships

By:	SC U.S. Growth VI Management, L.P.
A Cayman Islands exempted limited partnership
General Partner of each

By:	SC US (TTGP) LTD.,
A Cayman Islands exempted company, its General Partner

By:	/s/ Michael Moritz
Name:	Michael Moritz
Title:	Authorized Signatory

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

INVESTOR:

PAXION CAPITAL, LP

By:	Paxion Partners, LP

By:	/s/ Duncan Robertson
Name:	Duncan Robertson
Title:	Chief Financial Officer

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

INVESTOR:

THE DAVIDOW FAMILY TRUST

By:	/s/ Bill Davidow
Name:	Bill Davidow
Title:	Trustee

BILL’S TRUST U/A LEONARD S. DAVIDOW

By:	/s/ Bill Davidow
Name:	Bill Davidow
Title:	Trustee

DAVIDOW DESCENDANTS TRUST

By:	/s/ Bill Davidow
Name:	Bill Davidow
Title:	Trustee

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

INVESTOR:

LUCAS VENTURE GROUP XXII, LLC

By:	LVG GP IV, LLC
Its Managing Member

By:	/s/ Donald A. Lucas
Name:	Donald A. Lucas
Title:	Authorized Signatory

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

INVESTOR:

SST HOLDINGS, INCORPORATED

By:	/s/Karen Higgins
Name:
Title:

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

INVESTOR:

PRESTRIDGE 1989 FAMILY TRUST

By:	/s/ James A. Prestridge
Name:	James A Prestridge
Title:	Trustee

LONE TREE WY, LLC

By:	/s/ James A. Prestridge
Name:	James A Prestridge
Title:	Administrative Member

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

INVESTOR:

FKS INVESTMENTS VIII, LLC

By:	/s/ Richard Hoffman
Name:	Richard Hoffman
Title:	Manager

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

INVESTOR:

LESLIE FAMILY TRUST U/A/ 2/7/96

By:	/s/ Mark Leslie
Name:	Mark Leslie
Title:	Trustee

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

INVESTOR:

WALDEN RIVERWOOD VENTURES, LP

By:	Walden Riverwood Ventures, LP
Its:	General Partner

By:	/s/ Lip-Bu Tan
Lip-Bu Tan, Director

WRV II, LLC

By:	WRV II, LLC
Its:	General Partner

By:	/s/ Lip-Bu Tan
Lip-Bu Tan, Director

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

WRV-BLI LLC

By:	WIIG Communications Management LLC
Its:	Manager

By:	/s/ Lip-Bu Tan
Name:	Lip-Bu Tan
Title:	Director

WRV-BLI II LLC

By:	WIIG Communications Management LLC
Its:	Manager

By:	/s/ Lip-Bu Tan
Name:	Lip-Bu Tan
Title:	Director

WRV-BLI III LLC

By:	WIIG Communications Management LLC, its Manager

By:	/s/ Lip-Bu Tan
Name:	Lip-Bu Tan
Title:	Director

c/o Walden International 333 Bush St, Suite 2800 San
Francisco, CA 94104

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

INVESTOR:

METNI HOLDINGS, L.P.

By:	/s/ Alan Metni
Name:	Alan Metni
Title:	Pres., Metni Holdings G.P.- General Partner

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

INVESTOR:

BLACK DIAMOND VENTURES XXII, LLC

By:	Black Diamond Ventures Manager XXII, LLC, its Manager

By:	/s/ Christopher B. Lucas
Name:	Christopher B. Lucas
Title:	Managing Director

c/o Black Diamond Ventures, LLC
Ana Quintana 450 N. Brand Blvd., Suite 600
Glendale, CA 91203

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

COTA CAPITAL MASTER FUND, L.P.

By:	Cota Capital GP, LLC
Its:	General Partner

By:	/s/ Babak Poushanchi
Name:
Title:	Manager

Address:	455 Market Street, Suite 1850
San Francisco, CA 94105

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

INVESTOR:

VARIAN MEDICAL SYSTEMS, INC.

By:	/s/ Rafael Torres
Name:	Rafael Torres
Title:	SVP of Strategy and Business Development

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

INVESTOR:

EDWARD AND KAREN GILHULY TRUST DTD 8/3/93

By:	/s/ Ned Gilhuly
Name:	Ned Gilhuly
Title:	Trustee

Address:	245 Lytton Avenue, Suite 250
Palo Alto, CA 94301

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

COTA OPPORTUNITIES II, LLC

By:	Cota Capital GP, LLC
Its:	Manager

By:	/s/ Babak Poushanchi
Name:	Babak Poushanchi
Title:	Manager

Address:	455 Market Street, Suite 1850
San Francisco, CA 94105

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

KTB CHINA SYNERGY FUND,

acting through KTB NETWORK CO., LTD.,

its general partner

By:	/s/ Jin Ho Shin
Name:	Jin Ho Shin
Title:	Chief Executive Officer

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

INVESTOR:

ATINUM GROWTH FUND 2018

acting through Atinum Investment Co, Ltd.,

its General Partner

By:	/s/ Ki Chun Shin
Name:	Ki Chun Shin
Title:	C.E.O.

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

INVESTOR:

THE MARKS FAMILY TRUST

By:	/s/ Michael E Marks
Name:	Michael E Marks
Title:	Trustee

Michael E Marks c/o Allison Halen
Paxion Capital LP 2494 Sand Hill Road
Menlo Park, CA 94025

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

INVESTOR:

BERKELEY MACK, LLC

By: Mack & Co., LLC
Its: Managing Member

By:	/s/ Roszell Mack III
Name:	Roszell Mack III
Title:	President and Managing Member

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

INVESTOR:

EMERGING TECHNOLOGIES FUND II LLC

By: Open Field Capital II LLC, its Manager

By: Open Field Capital LLC, its Managing Member

By:	/s/ Marc Weiss
Name:	Marc Weiss
Title:	Manager

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

INVESTOR:

SHANGBAY CAPITAL

By:
Name:
Title:

HONG KE, LP

By: ShangBay Capital, its General Partner

By:	/s/ Hong, KE
Name:	Hong, KE
Title:

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

INVESTOR:

DAVID AND HALEY LAMEY

By:	/s/ David Lamey
Name:	David Lamey

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

INVESTOR:

OFPP LLC

By: OFPP Management LLC, its Manager

By:	/s/ Marc Weiss
Name:	Marc Weiss
Title:	Manager

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

INVESTOR:

JTC BLI, LLC

By:	/s/ Jose Medeiros
Name:	Jose Medeiros
Title:	Managing Member

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Investor Rights Agreement as of the date first written above.

INVESTOR:

SHANGBAY CAPITAL, LLC

By:	/s/ William Dai
Name:	William Dai
Title:	Founding Partner

HONG KE, LP

By:	ShangBay Capital, LLC, its General Partner

By:
Name:
Title:

[SIGNATURE PAGE TO FIFTH AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

EXHIBIT A

Schedule of Investors

Name, Address and E-Mail	Series A Shares	Series A-1 Shares	Series A-2 Shares	Series B Shares	Series C Shares	Series D Shares	Series E Shares

The Khandros-Bloch Revocable Trust U/A/D 1/24/1997 ###################### ############### ############# Igor.Khandros@berkeleylights.com	5,000,000	2,500,002	11,415,525	3,852,215		74,294

The Khandros 1997 Trust I Attn: Robert S. Bradley, Trustee c/o Howson & Simon LLP 101 Ygnacio Valley Road #310 Walnut Creek, CA 94596	500,000

The Khandros 1997 Trust II Attn: Robert S. Bradley, Trustee c/o Howson & Simon LLP 101 Ygnacio Valley Road #310 Walnut Creek, CA 94596	500,000

Bill’s Trust U/A Leonard S. Davidow Attn: William H. Davidow, Trustee	1,200,000	500,000	2,634,351

Davidow Descendants Trust ############# ############# #############				885,368

The Davidow Family Trust ########### ~~###############~~ Attn: ##############				1,381,932

Name, Address and E-Mail	Series A Shares	Series A-1 Shares	Series A-2 Shares	Series B Shares	Series C Shares	Series D Shares	Series E Shares

Walden Riverwood Ventures, L.P. One California Street Suite 2800 San Francisco, CA 94111 ################### F: ########## P: ##########				4,659,832	1,706,484

WRV-BLI LLC c/o Walden International One California St. Suite 2800 San Francisco, CA 94111 #################				12,152,843

WRV-BLI II LLC c/o Walden International One California St. Suite 2800 San Francisco, CA 94111 ###################					3,917,574

WRV II, L.P. c/o Walden International One California St. Suite 2800 San Francisco, CA 94111 ###################						1,485,884	383,310

Mathieu Family Trust U/A DTD 9/17/2004 ################### #################### Attn: #############				609,528

FKS Investments VIII LLC 7 Times Square 28th Floor New York, NY 10036 #################				1,218,099		29,717	27,023

2

Name, Address and E-Mail	Series A Shares	Series A-1 Shares	Series A-2 Shares	Series B Shares	Series C Shares	Series D Shares	Series E Shares

Prestridge 1989 Family Trust ################### ############ Attn: ################				1,002,662			60,017

Lone Tree WY LLC ################### ############ Attn: ################				214,958		29,717	170,066

Yoshikazu & Setsuko Hatsukano ################ ############# ############				607,693

Dan Maydan TTEE Marital Share 1 ################# #################### Attn: #########				479,463

The Robert and Patricia Bradley Family Trust U/A/D 9/25/2008 ############### ################# Attn: #############				119,910

Sequoia Capital U.S. Growth Fund VI, L.P. c/o Sequoia Capital 2800 Sand Hill Road #101 Menlo Park, CA 94025 ###################					9,100,478	1,028,886	663,549

Sequoia Capital U.S. Growth VI Principals Fund, L.P. c/o Sequoia Capital 2800 Sand Hill Road #101 Menlo Park, CA 94025 ##################					455,836	11,233	7,244

3

Name, Address and E-Mail	Series A Shares	Series A-1 Shares	Series A-2 Shares	Series B Shares	Series C Shares	Series D Shares	Series E Shares

Sequoia Capital U.S. Venture Fund XV, L.P. c/o Sequoia Capital 2800 Sand Hill Road #101 Menlo Park, CA 94025 ###################					3,410,375	371,189	237,374

Sequoia Capital U.S. Venture Partners Fund XV (Q), L.P. c/o Sequoia Capital 2800 Sand Hill Road #101 Menlo Park, CA 94025 ###################					120,000	13,061	10,004

Sequoia Capital U.S. Venture Partners Fund XV, L.P. c/o Sequoia Capital 2800 Sand Hill Road #101 Menlo Park, CA 94025 ###################					41,365	4,502	3,593

Sequoia Capital U.S. Venture XV Principals Fund, L.P. c/o Sequoia Capital 2800 Sand Hill Road #101 Menlo Park, CA 94025 ###############					523,823	57,013	36,510

Paxion Capital, LP 2494 Sand Hill Road Suite 100 Menlo Park, CA 94025 ###############						1,485,884	574,965

Metni Holdings, LP 8905 Mountbatten Circle Austin, TX 78730 ################						594,353	95,827

4

Name, Address and E-Mail	Series A Shares	Series A-1 Shares	Series A-2 Shares	Series B Shares	Series C Shares	Series D Shares	Series E Shares

Lucas Venture Group IV, LP 545 Middlefield Road Suite 220 Menlo Park, CA 94025 #############						104,011

Lucas Venture Group V, LP 545 Middlefield Road Suite 220 Menlo Park, CA 94025 #############						74,294

Lucas Venture Group XXII, LLC 545 Middlefield Road Suite 220 Menlo Park, CA 94025 #################						199,108	25,873

Black Diamond Ventures XXII, LLC 400 N. Brand Blvd. Suite 950 Glendale, CA 91203 #####################						1,040,118	705,100

SST Holdings, Incorporated Craig Chambers P.O. Box 71 Road Town, Tortola VG 1110 British Virgin Islands Attn. Lubna Olayan #####################						297,176	191,655

5

Name, Address and E-Mail	Series A Shares	Series A-1 Shares	Series A-2 Shares	Series B Shares	Series C Shares	Series D Shares	Series E Shares

Nikon Corporation Healthcare Business Unit, Nikon Corporation 2-15-1, Konan, Minato-ku, Tokyo 108-6290 Japan Phone: ########### Attn: ############## Email: ############################ Attn: ############## Email: #########################						2,971,768	5,749,659

Leslie Family Trust U/A 2/7/96 ################# ##################### Attn: ##############							191,655

Cota Capital Master Fund, L.P. 455 Market Street Suite 1950 San Francisco, CA 94105							1,964,466

WRV-BLI III LLC c/o Walden International One California St. Suite 2800 San Francisco, CA 94111 ##################						1,930,828

WRV-BLI IV LLC c/o Walden International One California St. Suite 2800 San Francisco, CA 94111 ##################							1,087,960

6

Name, Address and E-Mail	Series A Shares	Series A-1 Shares	Series A-2 Shares	Series B Shares	Series C Shares	Series D Shares	Series E Shares

Cota Opportunities II, LLC 455 Market Street Suite 1850 San Francisco, CA 94105							335,396

Edward and Karen Gilhuly Trust DTD 8/3/93 245 Lytton Avenue Suite 250 Palo Alto, CA 94301							287,482

Varian Medical Systems, Inc. 3100 Hansen Way Palo Alto, CA 94304 Attn: Jon Kuo, General Counsel							574,965

KTB China Synergy Fund 10FL, 670 Daewangpanyo-RO Sungam 13494 South Korea							1,000,000

Atinum Growth Fund 2018 2F, Je-il Bldg. 9, Teheran-ro 103-gil, Gagnam-gu, Seoul, 06173 Korea							1,000,000

OFPP LLC 1140 Avenue of the Americas 9th Floor New York New York 10036							95,827

ShangBay Capital, LLC 530 Lytton Ave 2nd Floor Palo Alto, CA 94301							479,138

7

Name, Address and E-Mail	Series A Shares	Series A-1 Shares	Series A-2 Shares	Series B Shares	Series C Shares	Series D Shares	Series E Shares

Hong Ke, LP ############## ###############							479,138

Silver Harvest Ventures Limited P.O. Box 957 Offshore Incorporations Centre Road Town, Tortola, British Virgin Islands							958,276

Emerging Technologies Fund II LLC 1140 Avenue of the Americas 9th Floor New York New York 10036							143,741

JTC BLI, LLC 2494 Sand Hill Road Menlo Park, CA 94025							253,943

David and Haley Lamey ############## ############							20,000

Berkeley Mack LLC 590 Madison Ave 21st Floor New York, NY 10022							355,041

The Marks Family Trust Michael E Marks c/o Allison Halen Paxion Capital LP 2494 Sand Hill Road Menlo Park, CA 94025							38,460

8